Schedule A

to

Management Agreement

for

J.P. Morgan Exchange-Traded Fund Trust

Fee Rates

(Amended as of July 9, 2025)

Name	Fee Rate
JPMorgan Active China ETF	0.65%
JPMorgan Active Growth ETF	0.44%
JPMorgan Active Small Cap Value ETF	0.74%
JPMorgan Active Value ETF	0.44%
JPMorgan ActiveBuilders Emerging Markets Equity ETF	0.33%
JPMorgan BetaBuilders Canada ETF	0.19%
JPMorgan BetaBuilders Developed Asia Pacific ex-Japan ETF	0.19%
JPMorgan BetaBuilders Emerging Markets Equity ETF	0.15%
JPMorgan BetaBuilders Europe ETF	0.09%
JPMorgan BetaBuilders International Equity ETF	0.07%
JPMorgan BetaBuilders Japan ETF	0.19%
JPMorgan BetaBuilders MSCI US REIT ETF	0.11%
JPMorgan BetaBuilders U.S. Mid Cap Equity ETF	0.07%
JPMorgan BetaBuilders U.S. Small Cap Equity ETF	0.09%
JPMorgan BetaBuilders U.S. Treasury Bond 1-3 Year ETF	0.04%
JPMorgan BetaBuilders U.S. Treasury Bond 3-10 Year ETF	0.04%
JPMorgan BetaBuilders U.S. Treasury Bond 20+ Year ETF	0.04%
JPMorgan Carbon Transition U.S. Equity ETF	0.15%
JPMorgan Climate Change Solutions ETF	0.49%
JPMorgan Core Plus Bond ETF	0.40%
JPMorgan BetaBuilders USD Investment Grade Corporate Bond ETF	0.04%
JPMorgan Diversified Return Emerging Markets Equity ETF	0.44%
JPMorgan Diversified Return International Equity ETF	0.37%
JPMorgan Diversified Return U.S. Equity ETF	0.18%
JPMorgan Diversified Return U.S. Mid Cap Equity ETF	0.24%
JPMorgan Diversified Return U.S. Small Cap Equity ETF	0.29%
JPMorgan Equity Premium Income ETF	0.35%
JPMorgan BetaBuilders USD High Yield Corporate Bond ETF	0.07%

A-1

JPMorgan Income ETF	0.40%
JPMorgan International Bond Opportunities ETF	0.50%
JPMorgan International Growth ETF	0.55%
JPMorgan Municipal ETF	0.18%
JPMorgan Nasdaq Equity Premium Income ETF	0.35%
JPMorgan Short Duration Core Plus ETF	0.33%
JPMorgan BetaBuilders U.S. Aggregate Bond ETF	0.03%
JPMorgan U.S. Momentum Factor ETF	0.12%
JPMorgan U.S. Quality Factor ETF	0.12%
JPMorgan U.S. Value Factor ETF	0.12%
JPMorgan Ultra-Short Income ETF	0.18%
JPMorgan Ultra-Short Municipal Income ETF	0.18%
JPMorgan USD Emerging Markets Sovereign Bond ETF	0.39%
JPMorgan Healthcare Leaders ETF*	0.65%
JPMorgan U.S. Tech Leaders ETF	0.65%
JPMorgan International Value ETF	0.55%
JPMorgan Global Select Equity ETF	0.47%
JPMorgan Active Bond ETF	0.30%
JPMorgan Hedged Equity Laddered Overlay ETF	0.50%
JPMorgan Active Developing Markets Equity ETF*	0.65%
JPMorgan Fundamental Data Science Large Core ETF*	0.30%
JPMorgan Fundamental Data Science Mid Core ETF*	0.35%
JPMorgan Fundamental Data Science Small Core ETF*	0.40%
JPMorgan Dividend Leaders ETF*	0.47%
JPMorgan Active High Yield ETF**	0.45%
JPMorgan Flexible Income ETF**	0.35%
JPMorgan Nasdaq Hedged Equity Laddered Overlay ETF**	0.50%
JPMorgan U.S. Research Enhanced Large Cap ETF**	0.20%
JPMorgan Equity and Options Total Return ETF**	0.35%
JPMorgan 100% U.S. Treasury Securities Money Market ETF**	[0.16 ]%

*	Initial term continues until October 31, 2025
**	Initial term continues until October 31, 2026

(signatures on following page)

A-2

J.P. MORGAN EXCHANGE-TRADED FUND TRUST

By:	/s/ Timothy J. Clemens
Name:	Timothy J. Clemens
Title:	Treasurer

J.P. MORGAN INVESTMENT MANAGEMENT INC.

By:	/s/ Matthew J. Kamburowski
Name:	Matthew J. Kamburowski
Title:	Managing Director

A-3